ASSET PURCHASE AGREEMENT

                           By and Among

                        Medi-Hut Co., Inc.

                               and

                      Spectrum Biotech, Inc.

                     Dated as of January 2002


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                    ASSET PURCHASE AGREEMENT
                         TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................4

  SECTION 1.1 ACCOUNTING, TERM.............................................4
  SECTION 1.2 DEFINED TERMS................................................4

ARTICLE II CLOSING.........................................................5

  SECTION 2.1 CLOSING......................................................5

ARTICLE III PURCHASE, SALE AND DELIVERY....................................5

  SECTION 3.1 ACQUISITION ASSETS...........................................5
  SECTION 3.2 PURCHASE PRICE...............................................5
  SECTION 3.3 PURCHASE AGREEMENT...........................................5
  SECTION 3.4 STOCK LEGEND AND REGISTRATION RIGHTS.........................6

ARTICLE IV LIABILITIES AND OBLIGATIONS.....................................6

  SECTION 4.1 LIABILITIES NOT ASSUMED BY PURCHASER.........................6

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER.........................7

  SECTION 5.1 ORGANIZATIONS; QUALIFICATION.................................7
  SECTION 5.2 AUTHORITY ENFORCEABILITY.....................................7
  SECTION 5.3 BINDING AGREEMENT............................................7
  SECTION 5.4 No DEFAULT; COMPLIANCE WITH LAWS AND REGULATIONS.............7
  SECTION 5.5 ABSENCE OF CERTAIN CHANGES...................................8
  SECTION 5.6 ACTIONS PENDING..............................................8
  SECTION 5.7 TITLE TO PROPERTIES..........................................8
  SECTION 5.8 SOLVENCY.....................................................8
  SECTION 5.9 CONDITION OF ACQUISITION ASSETS..............................8
  SECTION 5.10 COPIES OF DOCUMENTS.........................................9
  SECTION 5.11 DISCLOSURE..................................................9

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................9

  SECTION 6.1 CORPORATE EXISTENCE..........................................9
  SECTION 6.2 AUTHORITY; ABSENCE OF CONFLICTS; ENFORCEABILITY..............9
  SECTION 6.3 BINDING AGREEMENT...........................................10
  SECTION 6.4 REGULATORY APPROVALS........................................10




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ARTICLE VII COVENANTS.....................................................10

  SECTION 7.1 SELLER'S AND SELLER'S COVENANTS.............................10
  SECTION 7.2 PURCHASER'S COVENANTS.......................................11

ARTICLE VIII CONDITIONS TO CLOSING........................................11

  SECTION 8.1 CONDITIONS TO OBLIGATIONS OF PURCHASER......................11
  SECTION 8.2 CONDITIONS TO OBLIGATIONS OF SELLER.........................12

ARTICLE IX TERMINATION....................................................13

  SECTION 9.1 GROUNDS FOR TERMINATION.....................................13
  SECTION 9.2 EFFECTS OF TERMINATION......................................13

ARTICLE X INDEMNIFICATION.................................................14

  SECTION 10.1 SELLER'S INDEMNITY OBLIGATIONS.............................14
  SECTION 10.2 PURCHASER'S INDEMNITY OBLIGATIONS..........................14
  SECTION 10.3 INDEMNIFICATION PROCEDURES.................................14
  SECTION 10.4 DETERMINATION OF INDEMNIFIED AMOUNTS.......................16

ARTICLE XI MISCELLANEOUS..................................................16

  SECTION 11.1 COMMISSIONS................................................16
  SECTION 11.2 SURVIVAL...................................................16
  SECTION 11.3 EXPENSES...................................................16
  SECTION 11.4 NOTICE.....................................................17
  SECTION 11.5 ENTIRE AGREEMENT...........................................17
  SECTION 11.6 GOVERNING LAW; VENUE.......................................18
  SECTION 11.7 ASSIGNMENTS AND THIRD PARTIES..............................18
  SECTION 11.8 SEVERABILITY...............................................18
  SECTION 11.9 AMENDMENTS; No WAIVER......................................18
  SECTION 11.10 NO THIRD PARTY BENEFICIARIES..............................18
  SECTION 11.11 HEADINGS; USE OF CERTAIN TERMS............................18
  SECTION 11.12 COUNTERPARTS..............................................18
  SECTION 11.13 ARMS-LENGTH TRANSACTION...................................19
  SECTION 11.14 ANCILLARY DOCUMENTS SIMULTANEOUSLY EXECUTED...............19

TABLE OF EXHIBITS

EXHIBIT A  LIST OF PATENTS AND PATENTS PENDING
EXHIBIT B  FDA 510K
EXHIBIT C  MEDI-HUT AVERAGE DAILY CLOSING COST FOR PAST 45 DAYS
EXHIBIT D  MEMORANDUM OF UNDERSTANDING
EXHIBIT E  SPECTRUM BIOTECH, INC ATTORNEY OPINION LETTER
EXHIBIT F  MEDI-HUT CO., INC. INDEPENDENT APPRAISAL


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                     ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (this "Agreement") dated January 9, 2002 is entered into by and among Spectrum Biotech, Inc., and or assigns, a Nevada corporation ("Seller"), Medi-Hut Co., Inc., a Nevada corporation
("Purchaser").

     WHEREAS, Seller is a corporation disposing of the Assets, as herein defined; and

     WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Purchaser all of the ownership of the technology entitled "Needle Chanel Attachment Device for A Disposable Syringe" including, but not limited to, all U.S. and foreign patents, attached hereto as Exhibit A and Company 510 K FDA approvals and assignment of the 510 K FDA approval to Medi-Hut and/or it's assigns, attached hereto as Exhibit B. Acquisition Assets on the terms and subject to the conditions set forth herein; and

     WHEREAS, Seller desires to sell, transfer, assign and deliver to Purchaser the Acquisition Assets on the terms and subject to the conditions set forth herein and Purchase Agreement the obligations of the Purchaser hereunder; and

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties hereto covenant and agree as follows:

                            ARTICLE I
                           DEFINITIONS

Section 1.1   Accounting Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and on a basis not inconsistent with those applied in the preparation of the financial statements referred to in this Agreement.

Section 1.2   Defined Terms.

     As used in this Agreement, the following terms have the meanings specified in this Agreement. Other capitalized terms have the meanings assigned to them elsewhere in this Agreement.

     Governmental Authority: means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

     Lien: means any mortgage, pledge, hypothecation, security interest, encumbrance, right of first refusal, option, lien, charge, condition, restriction or burden of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

     Material Adverse Effect: means any material adverse effect on the assets, or on the business, financial condition, properties, prospects, net worth or results of operations of the Person with respect to which such term is used.
     Person: means any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

                            ARTICLE II
                             CLOSING

Section 2.1 Closing.

     The closing of the purchase and sale provided for herein (the "Closing") shall take place on or before February 15, 2002, or at such other time or date as may be agreed upon in writing by the parties hereto (the "Closing Date").

                           ARTICLE III
                   PURCHASE, SALE AND DELIVERY

Section 3.1 Acquisition Assets.

     Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall acquire from Seller, all ownership and transferability of the technology entitled "Needle Channel Attachment Device for a Disposable Syringe" including but not limited to all of the U.S. and foreign patents (attached hereto as Exhibit A) and a complete understanding of the Company's 510 K FDA application and the assignment of the 510 K application to Medi-Hut or its assignees (attached hereto as Exhibit B).

Section 3.2 Purchase Price.

     At closing, Spectrum and the shareholders of Spectrum shall receive pro rata, $3,500,000 ("Purchase Price") worth of restricted common stock of Medi-Hut ("Purchase Shares"). The stock price employed in the purchase shall be priced as follows: the average daily closing share price of Medi-Hut common stock for the forty-five trading days prior to December 21, 2001; or a total consideration paid for the Asset Purchase agreement of 356,456 of the Purchaser's common restricted shares. The final Purchase price will be subject to the Purchasers final Appraisal, attached hereto as Exhibit C. The final Appraisal must be acceptable to both Purchaser and Seller prior to the execution of the Agreement.

Section 3.3 Purchase Agreement

     At the time of closing the Seller will have the proper executed assignment of all patents pending and patents, as well as an executed assignment of the 510K FDA acceptance. A legal opinion from the Seller's attorney opining to the assignment of the technology, intellectual properties, patents, patents pending and any or all FDA licensing, as well as opining to the free and clear title to these acquisition assets will also be provided at the time of closing.

     The Purchaser will have executed subscription agreement representing each shareholder of the Seller's company , as well as a stock certificate for each of these subscription holders of the Purchaser's common restricted shares in a total amount of 356,456 shares.


Section 3.4 Stock Legend and Registration Rights.

     The certificates evidencing the shares of the Public Company stock shall bear the legend set forth below (or substantially equivalent legends), together with other legends required by the laws of the Stae of Nevada:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AS AMENDED, HAVING BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO REDISTRIBUTE. THEY MAY NOT BE SOLD OR OFFERED FOR IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND AN EXEMPTION FROM THE SECURITIES ACT OF 1933 AS AMENDED, IS AVAILABLE AND THAT SUCH REGISTRATION IS NOT REQUIRED, OR IN THE ALTERNATIVE THAT SUCH SHARES MAY NOT BE SOLD UNDER RULE 144 AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon the completion of a public distribution of the shares represented thereby) shall also bear such legend. The legend set forth above shall be removed by the Public Company from any certificate evidencing the shares upon delivery to the Public Company of an option by counsel, which opinion and counsel shall be reasonably satisfactory to the Public Company, that a registration statement under the Securities Act of 1933 (the "Act") is at that time in effect with respect to the legend-bearing security or that the transfer of such security is exempt from registration under the Act.

     The Company agrees to piggyback registration rights to these common shares on any subsequent registration over $1,000,000 (one million U.S. dollars) of the Company's common shares.

                            ARTICLE IV
                   LIABILITIES AND OBLIGATIONS

Section 4.1 Liabilities Not Assumed by Purchaser.

     Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise (collectively, the "Excluded Liabilities"), including, without limitation, liabilities or obligations based on, arising out of or in connection with the following:

          (a) any indebtedness (whether short-term or long-term) for borrowed money of Seller, and any liability or obligation of Seller under any contracts;

          (b) any taxes for which Seller is liable, including, without limitation, any taxes owned or payable on or as a result of the original purchase of the Acquisition Assets by Seller, and any taxes incurred with respect to the Acquisition Assets since their acquisition by Seller;

          (c) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding threatened or pending on or before the Closing Date or any claim, litigation or proceeding threatened or initiated after the Closing Date, to the extent based on an act or omission of Seller occurring before the Closing Date.

                            ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represent, warrant and agree to and with Purchaser as follows, which representations and warranties shall be true also as of the Closing Date and deemed made as of such date as a result of consummation of the Closing;

Section 5.1 Organizations; Qualification.

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has heretofore delivered to Purchaser true, correct and complete copies of the patents and patents pending and/or all other intellectual property relating to this technology and patents, as well as all applications and approval of the Sellers FDA 510K.

Section 5.2 Authority; Enforceability.

     Seller has all requisite corporate power and authority to own and sell its assets to enter into this Agreement and to perform under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller (including approval by Seller as such shareholder thereof). This Agreement has been duly and validly executed and delivered by Seller. There is no action, claim, suit, arbitration, investigation or proceeding pending or threatened against Seller which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transaction contemplated hereby.

Section 5.3 Binding Agreement.

     This Agreement constitutes, a general Agreement that will be subject to appraisal of the Sellers assets, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Seller at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms. This Agreement also constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Seller at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms unless amended and agreed to by both parties in writing.

Section 5.4 No Default, Compliance with Laws and Regulations.

     (a) Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any Purchase or credit agreement, indenture, evidence or indebtedness or other instrument evidencing borrowed money to which Seller is a party or by which Seller or any of their respective properties is bound, (ii) any judgment, order or injunction of any court or Governmental Authority or (iii) any other material agreement, contract, lease or license.

     (b) Seller is not in violation of any law, regulation, order, judgment or decree of any federal or state court or Governmental Authority applicable to its assets, properties, business or operation.

     (c) No taxes or assessments are or, based on events or occurrences through the Closing, will be, payable in connection with or related to the Acquisition Assets (other than sales taxes, if any, payable in connection with the sale and purchase contemplated herein, which sales taxes Seller agrees to pay) that could in any way become a liability of Purchaser or create a Lien against the Acquisition Assets.

Section 5.5 Absence of Certain Changes.

      Since December 15, 2001 there has not been:

         (a) any material damage, destruction or loss to any of the Acquisition Assets, whether covered by insurance or not;

         (b) any write-up or write-down of the value of any of Seller's assets, except for write-ups or write-downs in accordance with generally accepted accounting principles and in the ordinary course of business and consistent with past practice;

Section 5.6 Actions Pending.

     There is no action, claim, suit, investigation or proceeding pending or threatened against Seller or involving any properties or rights of Seller by or before any court, arbitrator or Governmental Authority.

Section 5.7 Title to Properties.

     Seller has good and marketable title to the Acquisition Assets and the Acquisition Assets are not subject to any Lien.

Section 5.8 Solvency.

     Seller is not insolvent and neither will be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement. As used in this Agreement "insolvent" means, for any reason, that such Person is unable to pay its obligations as they become due in the usual course of its affairs, and that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probably liabilities, and the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

Section 5.9 Condition of Acquisition Assets.

     Seller has no knowledge of any problems with the Acquisition Assets.

Section 5.10 Copies of Documents.

     Seller has provided Purchaser with true, complete and correct copies of as attached hereto are true, complete and correct copies of such documents; and all documents furnished by Seller in connection with Purchaser's due diligence activities related to the purchase and sale contemplated herein, including all documents listed in Schedule A and B are true, correct and complete documents.

Section 5.11 Disclosure.

     Purchaser has provided Seller with Appraisal report on the technology known as "Needle Channel Attachment Device for a Disposable Syringe" and all the U.S. and foreign patents prepared by a Registered Professional. Purchaser and Seller relies solely on reports made by this Registered Professional and makes no representation other than those reports.

     There is no fact known to Seller that has specific application to Seller, or the Acquisition Assets (other than general economic or industry conditions) that would have a Material Adverse Effect with respect to any of the foregoing that has not been set forth in this Agreement or in the schedules attached hereto. Seller is not aware of any document or information other than as disclosed in Schedule 5.13 that contains information relevant to the condition of or title to the Acquisition Assets or any of the transactions or activities.

                            ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents, warrants and agrees to and with Seller as follows:

Section 6.1 Corporate Company Existence.

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser is duly licensed or qualified as a foreign entity to do business, and, is in good standing, in New Jersey.

Section 6.2 Authority; Absence of Conflicts; Enforceability.

     Purchaser has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of Purchaser's charter, bylaws, any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any law applicable to Purchaser. There is no action, claim, suit, arbitration, investigation of proceeding pending or threatened against Purchaser which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby.

Section 6.3 Binding Agreement.

     This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Purchaser at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Purchaser enforceable against Purchaser, as the case may be, in accordance with their respective terms.

Section 6.4 Regulatory Approvals.

     SEC reports and/or other Nasdaq regulatory notifications are required to be filed and/or obtained by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement prior to the consummation of the transactions contemplated herein.

                           ARTICLE VII
                            COVENANTS

Section 7.1 Seller Covenants.

     Seller jointly and severally covenant and agree with Purchaser as follows:

          (a) Access. Except as permitted hereunder or contemplated hereby or as consented to in writing by Purchaser, through the Closing Date Seller will permit Purchaser to have full access to the Acquisition Assets.

          (b) Public Announcements and Disclosure of Company Information. Subject to applicable law, at all times until the Closing, Seller will promptly advise Purchaser before issuing, or permitting any of Seller's directors, officers, representatives or agents to issue any press release with respect to this Agreement or the transactions contemplated hereby.

          (c) Other Officers. Except in connection with the transactions contemplated by this Agreement, from and after the date hereof, Seller shall not, knowingly permit any of its officers, directors, representatives or agents to, directly or indirectly, solicit, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving Seller or the acquisition of an equity interest in Seller, or all or any a substantial portion of the Acquisition Assets.

          (d) Representations and Warranties. Seller will cause the representations and warranties contained in Article V hereof to be true and correct through the Closing Date and shall ensure the satisfaction of the conditions to Closing set forth in Section 8.1 hereof (other than Section 8.1
(g)).

          (e) Further Assistance. Seller shall execute and deliver to Purchaser, at the Closing or promptly thereafter, any other instrument which may be requested by Purchaser and which is reasonably appropriate to perfect or evidence the sales, assignments, transfers or conveyances contemplated by this Agreement.

          (f) Actions Related to Acquisition Assets.


Section 7.2 Purchaser's Covenants.

     Purchaser covenants and agrees with Seller as follows:

          (a) Public Announcements and Disclosure of Company Information. Subject to applicable law, at all times until the Closing, Purchaser will promptly advise, and obtain the approval of, Seller before issuing, or permitting any of Purchaser's directors, officers, employees, representatives, agents or subsidiaries to issue, any press release with respect to this Agreement or the transactions contemplated hereby.

          (b) Representations and Warranties. Purchaser will cause the representations and warranties contained in Article VI hereof to continue to be true and correct through the Closing Date and ensure the satisfaction of the conditions to Closing set forth in Section 8.2 hereof (other than Section 8.2(d)).

                           ARTICLE VIII
                      CONDITIONS TO CLOSING

Section 8.1 Conditions to Obligations of Purchaser.

     The obligations of Purchaser to consummate the transactions contemplated herein are subject, at the option of Purchaser, to satisfaction of the following conditions:

          (a) Compliance. Seller shall have complied with their covenants and agreements contained herein, and the representations and warranties contained in Article V hereof shall be true and correct on the date hereof and as of the Closing Date as if made on such date.

          (b) Seller's Affidavits. Purchaser shall have received a sworn affidavit, dated the Closing Date, of Seller and of an executive officer of Seller certifying as to the matters specified in Section 8.1(a) hereof.

          (c) Sellers Resolutions. Seller shall deliver to Purchaser certified copies of resolutions duly adopted by the board of directors of Seller authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein.

          (d) Transfer Documents. Seller shall execute and deliver to Purchaser such bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Acquisition Assets or any part thereof, executed by Seller or other appropriate parties, as Purchaser may reasonably require to secure the full and effective sale, transfer, conveyance, assignment and delivery to Purchaser of the Acquisition Assets, including, but not limited to, the following:

               (i) a general conveyance (the "Bill of Sale and Assignment") transferring to Purchaser good and marketable title to all of the Acquisition Assets, substantially in the form of a legal opinion from the Seller's attorney, attached hereto as Exhibit D;



               (ii) such other instruments of transfer and assignment in respect of the Acquisition Assets as Purchaser shall reasonably require and as shall be consistent with the terms and provisions of this Agreement. Prior to the Closing Date, Seller will take such reasonable steps as may be requisite or appropriate so that no later than the close of business on the Closing Date, Purchaser will be in actual ownership and control of all of the Acquisition Assets only subject to this Agreement.

          (e) Orders, No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably may be expected to (i) prohibit Purchaser's ownership or operation of all or a material portion of the Acquisition Assets as a result of the transactions contemplated by this Agreement or (ii) prohibit consummation of the transaction contemplated by this Agreement.

          (f) Consents. All consents and approvals required in connection with the execution, delivery and performance by Seller of this Agreement shall have been obtained.

          (g) Other Documents. Seller shall deliver to Purchaser such other documents, instruments and certificates as may be reasonably requested by Purchaser.

          (h) Condemnation; Condition. No condemnation proceedings shall have been initiated or threatened with respect to any of the Acquisition Assets.

Section 8.2 Conditions to Obligations of Seller.

     The obligations of Seller to consummate the transactions contemplated herein are subject, at the option of Seller, to satisfaction of the fo1lowing conditions:

          (a) Compliance. Purchaser shall have complied with its covenants and agreements contained herein, and the representations and warranties contained in Article VI hereof shall be true and correct on the date hereof and as of the Closing Date.

          (b) Purchaser's Certificate. Seller shall have received a certificate, dated the Closing Date, of an executive officer of Purchaser certifying as to the matters specified in Section 8.2(a) hereof.

          (c) Purchaser's Resolutions. Purchaser shall deliver to Seller certified copies of resolutions duly adopted by the board of directors of Purchaser authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

          (d) Orders, No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably may be expected to prohibit consummation of the transactions contemplated by this Agreement.

          (e) Consents. All consents and approvals required in connection with the execution, delivery and performance by Purchaser of this Agreement and Purchase Payment Agreement shall have been obtained.

          (f) Other Documents. Purchaser shall deliver to Seller such other documents, instruments and certificates as may be reasonably required by Seller.

                            ARTICLE IX
                           TERMINATION

Section 9.1 Grounds for Termination.

     This Agreement may be terminated at any time prior to the Closing Date:

          (a) By the mutual written agreement of Seller and Purchaser;

          (b) By Purchaser if any of the conditions set forth in Section 8.1 hereof shall have become incapable of fulfillment and shall not have been waived by Purchaser;

          (c) By Seller if any of the conditions set forth in Section 9.2 hereof shall have been incapable of fulfillment and shall not have been waived by Seller;

          (d) By Seller or Purchaser by written notice thereof to the other if the transactions contemplated hereby shall not have been consummated on or before February 15, 2002, or such other date, if any, as Seller and Purchaser shall agree upon in writing; or

          (e) By Seller or Purchaser if the consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Government Authority having competent jurisdiction enjoining, restraining or otherwise preventing, or awarding substantial damages in connection with, or imposing a material adverse condition upon, the consummation of this Agreement or the transactions contemplated hereby; provided, however, that a party shall not be allowed to exercise any right of termination pursuant to this Section 9.1 if the event giving rise to such termination right shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party or the breach of warranty of such party.

Section 9.2 Effects of Termination.

     The following provisions shall apply in the event of a termination of this Agreement:

          (a) Subject to subsections (b) and (c) of this Section 9.2, if this Agreement is terminated by Seller or by Purchaser as permitted under Section
9.1 hereof, such termination shall be without liability to any party to this Agreement or any stockholder, director, officer, employee, agent or representative of such party.

          (b) If this Agreement is terminated as a result of breach of warranty of Purchaser, or failure of Purchaser, to perform their respective obligations hereunder, Seller shall have all available rights and remedies at law and in equity, including the right to enforce specific performance.

          (c) The parties hereto hereby agree that the provisions of Sections 9.2, 11.1 and 11.5 and 11.7 hereof and Article X hereof shall survive any termination of this Agreement.


                            ARTICLE X
                         INDEMNIFICATION

Section 10.1  Seller's Indemnity Obligations.

     Seller, shall indemnify and hold Purchaser (including its affiliates and their respective officers, directors, employees and agents) harmless from and against any and all claims, actions, causes of action, arbitration's, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by Seller as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Seller in this Agreement, (b) any violation or breach by Seller of or default by Seller under the terms of this Agreement, (c) any act or omission by Seller, (d) any action, claim, suit, arbitration, investigation or proceeding initiated by Seller which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby, or (e) any liabilities or obligations of Seller retained by Seller pursuant to this Agreement.

Section 10.2  Purchaser's Indemnity Obligations.

     Purchaser shall indemnify and hold Seller (including its officers, directors and agents) harmless from and against any and all Indemnified Amounts incurred by Seller, as the case may be, as a result of (a) any breach or misrepresentation in any of the representations and warranties made by or on behalf of Purchaser in this Agreement, (b) any violation or breach by Purchaser of or default by Purchaser under the terms of this Agreement, (c) except for liabilities and obligations retained by Seller pursuant to this Agreement, any act or omission occurring after the Closing Date by Purchaser with respect to the Acquisition Assets.

Section 10.3  Indemnification Procedures.

     All claims for indemnification under this Agreement shall be asserted and resolved as follows:

          (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

     Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

     If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, than the Indemnifying Party shall have the right to defend, at its sole cost and expense (if the Indemnified Party is entitled to indemnification hereunder), such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 10.3(a). The Indemnifying Party shall have full control of such defense and proceedings. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is materially prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Part shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Except as otherwise provided herein, the Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party and shall bear its own costs and expenses with respect to such participation.

     If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article X and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to beat the costs and expenses of the Indemnified Party's defense pursuant to this Section 10.3 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.3, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     The Indemnifying Party shall not settle or compromise any Third Party Claim unless (i) the terms of such compromise or settlement require no more than the payment of money (i.e., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed liability of the Indemnified Party with respect thereto is being fully satisfied by reason of such compromise or settlement and that the Indemnified Party is being released from any and all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party.

          (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive if the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

Section 10.4  Determination of Indemnified Amounts.

     The Indemnified Amounts payable by an Indemnifying Party hereunder shall be determined (i) by the written agreement of the parties, (ii) by a final judgment or decree of any court of competent jurisdiction, or (iii) by any other means agreed to in writing by the parties. A judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been fully determined. The Indemnified Party shall have the burden of proving the Indemnified Amounts suffered by the Indemnified Party.

                            ARTICLE XI
                          MISCELLANEOUS

Section 11.1   Commissions.

     Seller and Purchaser each represent and warrant that it has done nothing to create any liability for the payment of any commission or compensation in the nature of a finder's fee or similar fee to any broker or any other Person in connection with this Agreement and the transactions contemplated hereby. Seller, shall indemnify and hold Purchaser harmless from and against any and all claims for finders' fees, brokers' commissions or similar fees made by any party as a result of this Agreement and the transactions contemplated hereunder to the extent that any such commission or fee was incurred, or alleged to have been incurred, by, through or under Seller. Purchaser shall indemnify and hold Seller harmless from and against any and all claims for finders' fees, brokers' commissions or similar fees made by any party as a result of this Agreement and transactions contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Purchaser.

Section 11.2  Survival.

     Except as otherwise provided herein, the representations and warranties set forth in this Agreement and in any certificate or instrument delivered in Connection herewith shall be continuing and shall survive the Closing for a period of five (5) years, notwithstanding any investigation at any time made by or on behalf of Purchaser, but shall thereafter terminate and be of no further force or effect; provided, however, that in the case of all representations and warranties, there shall be no such termination with respect to any such representation or warranty as to which a bona fide claim has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty prior to the expiration of the survival period.

Section 11.3  Expenses.

     Except as other expressly provided herein, each party shall bear its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including its own consultant's fees, attorneys' fees, accountants' fees, Purchase fees and other similar costs and expenses.
Section 11.4  Notice.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered or (ii) on receipt after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, (iii) by facsimile transmission to the respective parties, addressed in each case as follows (or to such other address as may be specified by like notice):


     (1) If to Seller, to:

          Spectrum Biotech, Inc.
          1130 West Pender Street
          Vancouver, British Columbia V6J1C7
          Fax:


     (2) If to Purchaser, to

          Medi-Hut Co., Inc.
          1935 Swarthmore Avenue
          Lakewood, New Jersey 08701
          Fax: 732-901-1177


          with a copy to:

          Cindy Shy, Esq.
          525 South 300 East
          Salt lake City, Utah 84111
          Fax: 801-364-5645

Section 11.5  Entire Agreement.

     This Agreement, including all schedules and exhibits hereto, which schedules or exhibits are incorporated herein by reference and deemed to be a part of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

Section 11.6  Governing Law; Venue.

     This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the principles of conflicts of laws thereof. Any legal action or proceeding with respect to this Agreement shall be brought in the federal district courts located in New Jersey. The parties waive any objection to jurisdiction or venue in such jurisdiction.

Section 11.7  Assignments and Third Parties.

     Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party. No assignment shall release a party of any of its obligations under this Agreement.

Section 11.8  Severability.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 11. 9  Amendments; No Waiver.

     Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party to exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.10   No Third Party Beneficiaries.

     Nothing in this Agreement shall entitle any Person other than the parties hereto or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

Section 11.11  Headings; Use of Certain Terms.

     The headings and table of contents herein are for convenience only and shall have no significance in the interpretation hereof. Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

Section 11.12  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed for all purposes to be as original, but all of which together shall constitute one and the same agreement.

Section 11.13 Arms-Length Transaction.

     Seller acknowledges that this Agreement and the transactions contemplated hereby constitute arms-length transactions and that Seller is receiving reasonably equivalent value in exchange for the transfers contemplated by this Agreement.

Section 11.14 Ancillary Documents Simultaneously Executed.

     Simultaneously with the execution and deliver of this Agreement, the parties and Escrow Agent are executing and delivering to one another an Escrow Agreement providing for the handling of the escrow agent of the deposit. In addition, Seller is delivering a Guaranty Agreement guaranteeing the performance of the obligations of Seller under this Agreement.

Section 11.15 Spectrum Legal and Accounting

     The closing of this transaction is subject to Spectrum's legal and accounting advisers input.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement oil the date first above written.

                                   PURCHASER:

                                   MEDI-HUT CO., INC.


       01/09/02                     /s/ Joseph Sanpietro
Date:__________________        By:_________________________________
                                  Joseph Sanpietro, President



                                   SELLER:

                                   SPECTRUM BIOTECH, INC.



       01/09/02                   /s/ Peter Shandro
Date:__________________       By: ________________________________
                                  Peter Shandro, President

               ADDENDUM TO ASSET PURCHASE AGREEMENT


     The undersigned parties to the Asset Purchase Agreement by and through Medi-Hut Co., Inc. and Spectrum Biotech, Inc. dated as of January 9, 2002 ("Asset Purchase Agreement") do hereby agree as follows:

     1. Spectrum Biotech, Inc. ("Spectrum") does hereby agree to deliver to Medi-Hut Co., Inc. ("Medi-Hut") on or before January 31, 2002, engineering drawings for the 1cc version of the Needle Chanel Attachment Device for A Disposable Syringe.

     2. Spectrum agrees that from the date of closing of the Asset Purchase Agreement until the delivery of the above-referenced drawings and engineering, the 356,456 shares of Medi-Hut common stock to be issued and delivered to Spectrum under the terms of the Asset Purchase Agreement shall be placed into escrow and held in escrow pending the delivery of said information.

     3. Spectrum agrees further that if the above-referenced drawings and specifications is not delivered to Medi-Hut on or before January 31, 2002, then one-half of the shares held in escrow shall remain in escrow until February 15, 2002 at which time they will be returned to Medi-Hut for cancellation, and the remaining 178,428 shares shall be released to Spectrum and accepted by Spectrum as full and complete consideration for the transfer of assets governed by the Asset Purchase Agreement.

     DATED this _9th_ day of January, 2002.

                              SPECTRUM BIOTECH, INC.

                                    /s/ Peter Shandro
                              By: _______________________________
                                   Peter Shandro, President


                              MEDI-HUT CO., INC.


                                   /s/ Joseph Sanpietro
                              By: _______________________________
                                   Joseph Sanpietro, President